================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DAILY JOURNAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              DAILY JOURNAL CORP.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                           DAILY JOURNAL CORPORATION

                               ----------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held February 7, 2001
                               ----------------

To the Shareholders of
DAILY JOURNAL CORPORATION

  The Annual Meeting of Shareholders of Daily Journal Corporation (the "Company") will be held at 915 East First Street, Los Angeles, California 90012 on Wednesday, February 7, 2001, at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

    (1) Election of a Board of Directors.

    (2) Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year.

    (3) Such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on December 15, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                       By Order of the Board of Directors

                                       Ira A. Marshall, Jr.
                                       Secretary

January 5, 2001

                               ----------------

                                   IMPORTANT

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           DAILY JOURNAL CORPORATION
                      355 South Grand Avenue, 34th Floor
                         Los Angeles, California 90071

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                               February 7, 2001

  Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 7, 2001 at 915 East First Street, Los Angeles, California 90012 at 10:00 a.m., and at any adjournment thereof. Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted for the election of the nominees for directors named in this Proxy Statement and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

  Each shareholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071, a written revocation or a properly executed proxy bearing a later date, or by voting in person.

  The Company will bear the cost it contracts for in solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or telecopier by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

  The close of business on December 15, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Shares of Common Stock, of which 1,552,256 were outstanding on December 15, 2000, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of December 15, 2000 must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about January 5, 2001.

                             ELECTION OF DIRECTORS

  The Bylaws of the Company permit from three to five members of the Board of Directors. Presently, five directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

  The Board of Directors has nominated for election the five current directors of the Company. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to his number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees as he chooses. The right to vote cumulatively is dependent on a shareholder's giving notice of his intention to cumulate his votes either to an officer of the Company in writing 48 hours before the meeting or by an announcement during the meeting before the voting for directors commences. Once such notice is given, all other shareholders entitled to vote at the meeting will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the five nominees named below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at the discretion of the Proxyholders.

  Directors are elected by a plurality of the votes cast by the shares entitled to vote thereon. Abstentions and broker non-votes are not counted as votes cast in favor of any nominee.

  The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Board of Directors.

Directors

  The information set forth below as to each nominee for election as director has been furnished to the Company by the respective persons named below:


 Name              Age           Principal Occupation Last Five Years
 ----              ---           ------------------------------------
 Charles T. Munger  77 Mr. Munger has been Chairman and a director of the
                       Company since 1977. He also serves as Vice Chairman and
                       a director of Berkshire Hathaway Inc., a holding company
                       with interests in insurance companies, corporations
                       engaged in the retail sale of consumer goods, a
                       manufacturer of premium candies, various other
                       manufacturers, the publisher of The World Book
                       Encyclopedia and a newspaper, the Buffalo News. Mr.
                       Munger is also Chairman of the Board of Directors of
                       Wesco Financial Corporation (80% owned by Berkshire
                       Hathaway Inc.), which owns an insurance company and a
                       specialty steel distribution company. Mr. Munger is a
                       director of COSTCO Wholesale Corporation, a discount
                       merchant.

 J.P. Guerin        71 Mr. Guerin has been Vice Chairman and a director of the
                       Company since 1977. Mr. Guerin is a director of Lee
                       Enterprises, Incorporated, a company owning newspapers.

 Name                   Age         Principal Occupation Last Five Years
 ----                   ---         ------------------------------------
 Gerald L. Salzman       61 Mr. Salzman was elected to the Board of Directors
                            and became President of the Company in 1986. Mr.
                            Salzman also acts as Chief Financial Officer,
                            Treasurer and Assistant Secretary of the Company.

 Donald W. Killian, Jr.  71 Mr. Killian has been a director of the Company since 1988. Prior to retiring in 1996, Mr. Killian was an attorney in private practice. Mr. Killian is a private investor and co-trustee of several private trusts.

 George C. Good          78 Mr. Good has been a director of the Company since
                            1988. Mr. Good is a private investor.

  During the fiscal year ended September 30, 2000, the Board of Directors held three meetings. The Board of Directors has two standing committees: the audit committee, consisting of Mr. Killian and Mr. Good, and the compensation committee, consisting of all directors other than Mr. Salzman. The audit committee held one meeting during the fiscal year. The audit committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices. The compensation committee held one meeting during the fiscal year. Each director attended all of the meetings of the Board and any committee of which he was a member. There is no standing nominating committee.

  Proxies given without instructions will be voted FOR the nominees listed above.

                            EXECUTIVE COMPENSATION

  The following table sets forth compensation paid by the Company during the last three fiscal years to the president, who is the only executive officer of the Company whose aggregate compensation for any of such years exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                              Annual Compensation

         Name and            Fiscal                    Other Annual
    Principal Position        Year   Salary   Bonus   Compensation(1)
    ------------------       ------ -------- -------- ---------------
Gerald L. Salzman             2000  $250,000 $100,000    $238,280
 President, Chief Financial   1999   250,000  100,000     352,240
 Officer, Treasurer and       1998   250,000  100,000     501,720
 Assistant Secretary

--------
(1) All amounts were paid pursuant to the Company's Plan for Supplemental Employee Compensation (the "Deferred Management Incentive Plan"). Participation in the Deferred Management Incentive Plan entitles employees of the Company to a designated share of the Company's income before taxes and supplemental compensation for the lesser of (a) ten years or (b) the period during which such employee remains in the Company's employ or in retirement (and not competing with the Company) following employment with the Company to age 65. Non-negotiable certificates of employee participant interest are given to employees as evidence of their participation in the Deferred Management Incentive Plan on the basis of their performance.
    Mr. Salzman received in fiscal 2000 a certificate entitling him under the Deferred Management Incentive Plan to 1.37% of the Company's pre-tax earnings for the current and the next nine years. The 2000 grant resulted in a payment of $40,250 for fiscal 2000.

 Compensation of Directors

  Messrs. Munger, Guerin and Salzman receive no fees for service as a member of the Company's Board of Directors. Messrs. Killian and Good each receive a yearly stipend of $4,000. In addition, the Company reimburses directors for travel and other expenses incident to service.

 Compensation Committee Interlocks and Insider Participation

  Messrs. Munger and Guerin serve on the compensation committee of the Board. Messrs. Munger and Guerin do not receive compensation from the Company.

 Deferred Management Incentive Plan

  Under the Deferred Management Incentive Plan in fiscal 2000, the Company granted certificates entitling employees to receive an aggregate of 2.22% of the pre-tax earnings in fiscal 2000 (approximately $65,250) and the same percentage of income before taxes and supplemental compensation expenses in each of the next nine years provided they are employed by the Company or are retired and have worked for the Company until age 65. The amounts paid in fiscal 2000 under the Deferred Management Incentive Plan were adversely affected primarily by losses of Sustain Technologies, Inc., the Company's 91% owned subsidiary as of September 30, 2000. The following table sets forth information about certificates granted and payments made to all employees during the past five fiscal years pursuant to the Deferred Management Incentive Plan.

                      DEFERRED MANAGEMENT INCENTIVE PLAN
        AWARDS AND PAYMENTS TO ALL EMPLOYEES IN LAST FIVE FISCAL YEARS

             Percentage of pre-
                tax earnings              Aggregate Supplemental Compensation
          -----------------------------   ------------------------------------------
          Aggregate     Net aggregate         For             For
Fiscal     granted       cumulative       current year     prior year
 year     for year       grants (1)          grants          grants        Total
------    ---------     -------------     ------------     ----------     --------
1996        1.24%           10.59%          $ 60,750        $456,840      $517,590
1997        1.47            11.28             83,210         556,408       639,618
1998        2.13            11.73            130,510         588,165       718,680
1999        1.93            11.58             82,110         410,550       492,660
2000        2.22            11.69             65,250         277,680       342,930

--------
(1) Net of reductions for expired certificates.

                      DEFERRED MANAGEMENT INCENTIVE PLAN
                     EXECUTIVE AWARDS IN LAST FISCAL YEAR

                                     Performance
                          Number of   or other     Estimated future payouts
                           shares,     period       under non-stock price-
                          units, or     until            based plans
                            other    maturation   -----------------------------
          Name             rights     or payout   Threshold  Target     Maximum
          ----            ---------  -----------  --------- --------    -------
Gerald L. Salzman........   1.37%(1)   9 years(1)     $0    $362,250(2)      (2)

--------
(1) In fiscal 2000, Mr. Salzman received a certificate (the "2000 Grant") entitling him under the Deferred Management Incentive Plan to 1.37% of the Company's income before taxes for the current and the next nine years, provided he remains in the employ of the Company or is retired (and not competing with the Company) following employment to age 65. (The 1.37% awarded in the 2000 Grant replaced an earlier awarded certificate which terminated with a final payment in fiscal 1999.) The 2000 Grant resulted in a payment of $40,250 for fiscal 2000.

(2) The amount payable to Mr. Salzman under the Deferred Management Incentive Plan in respect of his 2000 Grant is 1.37% of the Company's income before taxes. Should the Company's income before taxes for the next nine years be the same as 2000 income before taxes, the 2000 Grant would result in total payments to Mr. Salzman over the nine years of $362,250. The actual payment to Mr. Salzman will vary, however, depending on the Company's income before taxes in each year of such period.

                         COMPENSATION COMMITTEE REPORT

  The Company's executive compensation program is administered by the compensation committee, consisting of all of the non-employee directors of the Company.

  The Company's compensation program for management currently consists of three elements: base salary, year-end bonuses and participation in the Deferred Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Deferred Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of executive compensation to be paid or awarded in 2000, the Board considered the Company's overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measure in a single year. The performance and contribution of the individual are the primary criteria used to determine salary.

  Base salaries are determined by evaluating the responsibilities of the position and the individual's performance. A small number of employees receive year-end bonuses and/or participate in the Deferred Management Incentive Plan. The Company has no stock option plans, retirement plans, disability insurance programs or traditional perquisites. The Company does offer health insurance plans which include a life insurance policy for full-time employees. The concept underlying the Deferred Management Incentive Plan is to link compensation to the performance of the Company by granting to participating employees a percentage of income before taxes and supplemental compensation expenses in the current year and each of the next nine years subsequent to the grant, provided they remain employed by the Company or are retired and have worked for the Company until age 65. The committee recognizes that a significant portion of the compensation paid pursuant to the Deferred Management Incentive Plan relates to certificates earned in prior years with future payments entirely dependent on earnings.

  The compensation committee believes the Deferred Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as employees awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to employee performance. Such variations could cause undesirable effects, as employees receive different results for options awarded in different years. In addition, a conventional stock option plan would fail properly to weigh the disadvantage to shareholders through dilution. The Deferred Management Incentive Plan was implemented in combination with repurchases of the Company's stock, and therefore the Company's per share earnings have not been diluted by grants under the Deferred Management Incentive Plan. At September 30, 2000, certificates for 213,000 units (which are approximate share equivalents based on stock outstanding at the commencement of the plan) were outstanding under the Deferred Management Incentive Plan while 295,068 shares of the Company's common stock (including Treasury Shares) have been repurchased since the commencement of the plan.

  Charles T. Munger, chairman, and J.P. Guerin, vice-chairman, continue to work for nothing and to own substantial shareholdings. Gerald L. Salzman is the only executive officer who receives compensation and, in determining his compensation package, the committee recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman currently serves as the Company's president, treasurer, assistant secretary, chief accounting officer and chief financial officer.

  During fiscal 2000, Mr. Salzman's base salary and year-end bonus remained $250,000 and $100,000, respectively, or the same as the amounts paid in each fiscal year since 1992. The committee believes that the amounts of base salary (which will be continued at the same level for fiscal 2001) and bonus were warranted by Mr. Salzman's performance in fiscal 2000. While the committee did not undertake a comparison of Mr. Salzman's compensation to amounts paid by other companies to their chief executive officers, the committee members did utilize in their determination of Mr. Salzman's compensation their collective current and past experience as directors and executive officers of numerous companies. The compensation committee recognized the fact that about 58% of Mr. Salzman's total compensation for fiscal 2000 was "at risk" and dependent on the earnings of the Company pursuant to the Deferred Management Incentive Plan and the year-end bonus. In light of the Company's financial performance and Mr. Salzman's continued effectiveness, after considering the amount of the certificates previously granted to Mr. Salzman, the committee granted to Mr. Salzman additional certificates entitling him to receive about 1.37% or $40,250 of the fiscal 2000 pre-tax earnings of the Company. Certificates awarded to Mr. Salzman in earlier years of the Deferred Management Incentive Plan, which constitute the largest portion of his certificates, began to expire after fiscal 1996, and those Certificates expiring in fiscal 2000 were for 1.37% of pre-tax earnings. In addition, pursuant to previously granted certificates, Mr. Salzman received 8.12%, or $238,280 of the fiscal 2000 pre-tax earnings. The compensation committee will continue to examine the appropriate amount of future grants to Mr. Salzman in light of the Company's financial performance and the expiration, or expected expiration, of a substantial portion of the certificates Mr. Salzman currently holds.

  Compensation committee:                 Charles T. Munger
                                          J.P. Guerin
                                          Donald W. Killian, Jr.
                                          George C. Good

                            AUDIT COMMITTEE REPORT

  The Company's audit committee has reviewed and discussed the audited financial statements with the Company's management and has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The audit committee has received written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant its independence.

  Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

  The Company's Board of Directors has adopted a written Audit Committee Charter for the audit committee, and a copy of the Charter is included as Appendix A to this Proxy Statement. Both members of the audit committee are "independent" as defined in the National Association of Securities Dealers' listing standards.

  Audit committee:                        Donald W. Killian, Jr.
                                          George C. Good

                               PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total return on the Company's common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Publishing-Newspapers MidCap Index, assuming $100 was invested on September 30, 1995, and all dividends were reinvested. The Company has not declared a dividend in any of the fiscal years shown.

                           Daily Journal Corporation
  Total Cumulative Shareholder Return for Five Year Period Ended September 30,
                                      2000

                        [PERFORMANCE GRAPH APPEARS HERE]

September 30                            1995   1996   1997   1998   1999   2000
------------                           ------ ------ ------ ------ ------ ------
Daily Journal Corporation............. 100.00  92.31 140.77 107.69 112.69  88.08
S & P 500............................. 100.00 120.34 169.01 184.30 235.54 266.83
Publishing (Newspaper) - MidCap....... 100.00 106.59 141.05 142.95 149.25 149.80

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of December 29, 2000 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

                                                   Amount       Percent
                 Beneficial Owner            Beneficially Owned of Class
                 ----------------            ------------------ --------
       Munger, Marshall & Co.                     599,409(1)      37.0%
       Charles T. Munger                          599,409(1)      37.0
       Ira A. Marshall, Jr.                       601,609(1)      37.1
       J.P. Guerin                                265,338(2)      16.4
       The Guerin Family Trust                    165,744(3)      10.2
       Gerald L. Salzman                           31,827(4)       2.0
       Donald W. Killian, Jr.                       3,100(5)          (7)
       George C. Good                                None           --
       All directors and executive officers
        as a group (six persons)                  901,874(6)      55.6

--------
(1) 599,409 shares are owned by Munger, Marshall & Co., a California limited partnership, whose address is 355 South Grand Avenue, Los Angeles, California 90071, in which partnership Mr. Munger and Ira A. Marshall, Jr., Secretary of the Company, are sole general partners and controlling persons who share investment and voting power. Mr. Munger and Mr. Marshall own approximately 16.7% and 2.5%, respectively, of the interest in Munger, Marshall & Co. Mr. Munger's and Mr. Marshall's business address is 355 South Grand Avenue, Los Angeles, California 90071. The Company owns approximately 5.1% of the interest in Munger, Marshall & Co.
(2) 229,708 shares are held by The Guerin Family Trust and another trust for which Mr. Guerin is trustee and a beneficiary; 10,868 shares are held by a trust for which Mr. Guerin serves as trustee, as to which shares Mr. Guerin disclaims beneficial ownership; 6,762 shares are held by Mr. Guerin's wife, who exercises sole investment and voting power over such shares, as to which shares Mr. Guerin disclaims beneficial ownership; and 18,000 shares are held by the Guerin Foundation, as to which shares Mr. Guerin exercises sole investment and voting power but disclaims beneficial ownership. Mr. Guerin's, the trusts', and the foundation's business address is 355 South Grand Avenue, Los Angeles, California 90071.
(3) Mr. Guerin is trustee and a beneficiary of this trust.
(4) 30,936 of such shares are held by a pension plan of Mr. Salzman. 191 shares are held by a pension plan of Mr. Salzman's wife, who holds sole investment and voting power over such shares.
(5) All of such shares are held by Mr. Killian and Annabelle L. Killian as trustees for the Killian Family 1987 Revocable Trust, who share investment and voting power.
(6) This figure eliminates double counting of 599,409 shares owned by Munger, Marshall & Co., of which both Mr. Munger and Mr. Marshall are general partners, and of 165,744 shares of The Guerin Family Trust, for which Mr. Guerin is a trustee and beneficiary.
(7) Less than 1%.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  J.P. Guerin filed one late Form 4 on November 27, 2000 to report the disposition of 6,000 shares of the Company's Common Stock in one transaction from the J.P. Guerin Trust to the Guerin Foundation in October 2000.

           RATIFICATION OF RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  On June 29, 2000, the Company received confirmation that its independent accountant, PricewaterhouseCoopers LLP ("PwC"), had resigned. PwC's resignation was not recommended or approved by the Company's Board of Directors or by the audit committee. The reports of PwC on the financial statements of the Company for fiscal years 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal years 1998 and 1999 and through the date of its resignation, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the Company's financial statements for those years. During fiscal years 1998 and 1999 and through June 29, 2000, there were no "reportable events" (as defined in the regulations of the Securities and Exchange Commission). The Company requested and received a letter from PwC confirming that there were no such disagreements or reportable events.

  On July 26, 2000, the Company engaged Ernst & Young LLP as its independent accountant. During fiscal years 1998 and 1999 and during the period prior to the engagement of Ernst & Young LLP, neither the Company nor anyone else acting on its behalf consulted Ernst & Young LLP regarding the application of accounting principles to a specified transaction (or the type of audit opinion that might be rendered on the Company's financial statements) or any matter that was either the subject of a disagreement or a reportable event.

  The Board of Directors for the Company has selected Ernst & Young LLP to serve as the Company's independent accountants during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make such statements as Ernst & Young LLP may desire and will be available to answer appropriate questions from shareholders.

  Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions and broker non-votes are not counted for purposes of determining whether this proposal has been approved.

  Proxies given without instructions will be voted FOR ratification of Ernst & Young LLP as the Company's independent accountants.

                                 OTHER MATTERS

Other Business

  The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

  The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

  It is expected that the Company's 2002 Annual Meeting will be held on or about February 8, 2002. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before September 7, 2001. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

  Stockholders intending to present proposals from the floor of the 2002 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company of such intentions before November 20, 2001. After such date, the Company's proxy in connection with the 2002 Annual Stockholder Meeting may confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

  Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2000. The enclosed Annual Report is included for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material.

Additional Information

  If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 15, 2000. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Ira A. Marshall, Jr., Daily Journal Corporation, 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.

                                     By Order of the Board of Directors

                                     Ira A. Marshall, Jr.
                                     Secretary

DATED: January 5, 2001

                                  APPENDIX A

                 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                           DAILY JOURNAL CORPORATION

                                    CHARTER

I. PURPOSE

  The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of Daily Journal Corporation (the "Corporation") in fulfilling its oversight responsibilities by reviewing (i) the Corporation's financial reports, (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that the Board and management have established, and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

  .  Oversee the independence of the independent accountants.

  The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

  (a) The Audit Committee shall be comprised of two or more directors as determined by the Board.

  (b) All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

  (c) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

  (a) The Audit Committee shall meet at least annually, or more frequently as circumstances dictate.

  (b) As part of its job to foster open communication, the Audit Committee should meet at least annually with senior and financial management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

  (a) Documents/Reports Review

    1. Review and update this Charter periodically, at least annually, as conditions dictate.

    2. Review the organization's annual financial statements and any reports or other financial information prepared by the independent accountants. If deemed appropriate after such review, the Audit Committee shall recommend to the Board that the financial statements be included in the Corporation's 10-K.

    3. Review the regular internal reports to senior management prepared by financial management and any responses to such reports.

    4. Review each 10-Q prior to its filing.

    5. Review with financial management and the independent accountants those communications required to be communicated by the independent accountants by Statement of Accounting Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.

  (b) Independent Accountants

    6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. Also on an annual basis, the Audit Committee shall ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1.

    7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant. The Audit Committee shall ensure that the independent accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the Corporation's shareholders.

    8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  (c) Financial Reporting Processes

    9. In consultation with the independent accountants and financial management, review the integrity of the organization's financial reporting processes, both internal and external.

   10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

   11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or financial management.

  (d) Process Improvement

   12. Establish regular and separate systems of reporting to the Audit Committee by each of financial management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

   13. Following completion of the annual audit, review separately with each of financial management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

   15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

   16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

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PROXY

                           DAILY JOURNAL CORPORATION

  The undersigned hereby appoints Charles T. Munger, J. P. Guerin and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of the Daily Journal Corporation held of record by the undersigned on December 15, 2000 at the Annual Meeting of Shareholders to be held February 7, 2001 or any adjournment thereof, and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 5, 2001.

  1. Election of Directors

                 [_] FOR all nominees listed below (except as marked to the contrary below)

                 [_] WITHHOLD AUTHORITY to vote for
                     all nominees listed below

  Charles T. Munger, J. P. Guerin, Gerald L. Salzman, Donald W. Killian, Jr.,
                                 George C. Good

  (To withhold authority for any individual nominee, strike a line through his name above.)

  2. Ratification of appointment of Ernst & Young LLP as independent accountants for current fiscal year.

                         [_] FOR   [_] AGAINST  [_] ABSTAIN

  3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

             (Please sign and date this Proxy on the reverse side)


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  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. Unless otherwise specified, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

  This Proxy is solicited on behalf of the Board of Directors of the Daily Journal Corporation.

                                             Dated: _____________________, 2001

                                             Signature: _______________________

                                             Signature: _______________________

                                             Please sign exactly as name
                                             appears. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. If a corporation,
                                             please sign in full corporate
                                             name by president or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             PLEASE MARK, SIGN, DATE AND
                                             RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.

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